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                                                                      EXHIBIT 21


                       SUBSIDIARIES OF TRENWICK GROUP INC.



Name of Subsidiary                                   Jurisdiction of Incorporation
------------------                                   -----------------------------
Trenwick America Corporation                         Delaware

Trenwick America Reinsurance Corporation             Connecticut
(subsidiary of Trenwick America Corporation)

Trenwick Holdings Limited                            United Kingdom

Trenwick International Limited                       United Kingdom
(subsidiary of Trenwick Holdings Limited)

Trenwick Management Services Limited                 United Kingdom
(subsidiary of Trenwick Holdings Limited)

Specialist Risk Underwriters Limited                 United Kingdom
(subsidiary of Trenwick Holdings Limited)

Trenwick Services, Ltd.                              Bermuda

Trenwick Guaranty Insurance Company, Ltd.            Bermuda
(subsidiary of Trenwick Services, Ltd.)